Exhibit 99.1

                             Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Michael Cho

Address:        c/o First New York Securities, LLC
                850 Third Avenue, 8th Floor
                New York, New York 10022

Designated Filer:                               Joseph Edelman

Issuer and Ticker Symbol:                       Biosante Pharmaceuticals, Inc.
                                                (BPA)

Date of Earliest Transaction (Month/Day/Year)   August 16, 2004

The undersigned, Michael Cho, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

PERCEPTIVE LIFE SCIENCES                   PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its
      investment advisor


By:    /s/ Joseph  Edelman                 By:    /s/ Joseph  Edelman
    ---------------------------------          ---------------------------------
Name:  Joseph Edelman                      Name:  Joseph Edelman
Title: Managing Member                     Title: Managing Member


/s/ Michael Cho
-------------------------------------
Michael Cho

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